Contact: Merilee Raines, Chief Financial Officer, (207) 556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces First Quarter Results

WESTBROOK, Maine, April 27, 2007— IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the first quarter of 2007 increased 26% to $211.2 million from $168.2 million for the first quarter of 2006. The favorable impact of currency exchange rates contributed 3% to revenue growth. Earnings per diluted share (“EPS”) for the quarter ended March 31, 2007 increased 18% to $0.65 from $0.55 for the same period in the prior year.

Non-GAAP adjusted diluted EPS for the first quarter were $0.67, an increase of 22% compared to non-GAAP adjusted diluted EPS for the same period of the prior year. Non-GAAP adjusted diluted EPS in 2007 excludes the impact of acquisition-related purchase accounting and integration costs. Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified items, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results. The accompanying financial table provides additional information and reconciles these non-GAAP measures to earnings per diluted share.

“Excellent revenue growth across all of our lines of business led to earnings performance that exceeded our plans for the quarter,” said Jonathan Ayers, Chairman and CEO. “Particularly strong revenue growth in the reference laboratories and instrument consumables businesses resulted in part from the well-publicized pet food recalls during the quarter, which we believe caused an unusually high number of pet visits to the veterinary clinic for exams that included diagnostic testing. In the quarter, we also completed several important complementary acquisitions that we have previously announced, all of which are performing at or above expectations.”

“We believe that the attractiveness of our business supports continued investment in longer term growth drivers such as new products, including our Catalyst™ Dx and SnapShot™ Dx analyzers expected to launch in January 2008, and expanded sales, marketing and customer service resources. Our revised revenue and earnings guidance for 2007 reflects the impressive first quarter results, the collective impact of our strategic acquisitions, and our aggressive reinvestment in our pet health business.”

Companion Animal Group (“CAG”) revenue for the first quarter of 2007 increased 24% to $173.4 million from $139.4 million for the first quarter of 2006 primarily due to higher sales in all CAG product and service categories. Incremental sales from businesses acquired since January 2006, consisting primarily of veterinary reference laboratories, contributed 5% to CAG revenue growth. The favorable impact of foreign currency exchange rates also contributed 2% to CAG revenue growth.

IDEXX Announces First Quarter Results
April 27, 2007

Water segment revenue for the first quarter of 2007 increased 19% to $14.4 million from $12.1 million for the first quarter of 2006 primarily due to higher worldwide sales volume, partly offset by lower average unit sales prices. The favorable impact of currency exchange rates contributed 4% to Water revenue growth.

Production Animal Segment (“PAS”) revenue for the first quarter increased 30% to $16.8 million from $13.0 million for the first quarter of 2006 primarily due to higher livestock diagnostics sales volume, including sales attributable to Institut Pourquier, a France-based manufacturer of production animal diagnostic products that we acquired in March 2007. Sales of Pourquier products contributed 6% to PAS revenue growth. Increased average unit sales prices for certain livestock diagnostics products also contributed to PAS revenue growth. The favorable impact of currency exchange rates contributed 7% to PAS revenue growth.

The accompanying financial table provides additional information on revenue by product and service categories.

Additional Operating Results

Gross profit for the first quarter of 2007 increased $22.6 million, or 26%, to $108.6 million from $86.0 million for the first quarter of 2006. The gross profit percentage was favorably impacted by our lower cost of slides that are sold for use in VetTest(R) Chemistry Analyzers under the agreement with our supplier and other lower product costs due, in part, to manufacturing and purchasing efficiencies. Higher average selling prices, resulting in part from higher relative sales of combination rapid assay products such as the SNAP(R)4Dx(R), which was launched in the U.S. in September 2006, also contributed to gross profit improvements. Higher average selling prices, resulting in part from higher relative sales of combination rapid assay products such as the SNAP®4Dx®, which was launched in the U.S. in September 2006, also contributed to gross profit improvements. Increases in the gross profit percentage were partly offset by greater relative sales of lower margin products and services such as laboratory and consulting services and by lower margins on sales by recently acquired businesses due, in part, to acquisition-related purchase accounting and integration costs.

Research and development (“R&D”) expense for the quarter was $16.0 million compared to $12.7 million for the first quarter of 2006. As a percentage of revenue, R&D expense increased slightly to 7.6% from 7.5%. R&D expense grew primarily as a result of personnel additions in 2006 to support increased long-term product development activities.

Selling, general and administrative (“SG&A”) expense for the quarter was $61.7 million, or 29% of revenue, compared to $46.4 million, or 28% of revenue, in the first quarter of 2006. Increased SG&A expense was due, in part, to investments in worldwide sales, marketing and customer service organizations and higher sales commissions as a result of revenue performance; higher spending on facilities, information technology and other general support functions; and incremental activities associated with recently acquired businesses, including amortization of intangible assets.

IDEXX Announces First Quarter Results
April 27, 2007

Outlook

The Company offers the following revised guidance for the full year of 2007:

•	Revenue is expected to be $890 to $897 million, updated from $875 to $887 million.

•	Diluted earnings per share are expected to be $3.00 to $3.07, updated from $2.89 to $2.97.

Conference Call and Webcast Information

IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its first quarter results. To participate in the conference call, dial 800-310-6649 or 719-457-2692 and reference confirmation code 4929938. An audio replay will be available through May 4, 2007 by dialing 719-457-0820 and referencing replay code 4929938.

The call will also be available via live or archived Webcast on the IDEXX Laboratories' web site at www.idexx.com.

Annual Meeting

IDEXX Laboratories, Inc. today announced that it will host a simultaneous Webcast of its Annual Meeting of Stockholders, to be held on Wednesday, May 9, 2007, at 10:00 a.m. (eastern) at the Portland Marriott at Sable Oaks in South Portland, Maine.

Chairman and CEO Jonathan Ayers will chair the meeting. Investors may listen to the Annual Meeting and view a presentation live via a link on the Company’s Web site, www.idexx.com. An archived edition of the Meeting will be available after 1:00 p.m. (eastern) on that day via the same link.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice management systems and pharmaceuticals. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 4,000 people and offers products to customers in over 100 countries.

IDEXX Announces First Quarter Results
April 27, 2007

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the Company’s ability to integrate and operate acquired businesses; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the sale of the Company’s products and decisions regarding labeling, manufacturing and marketing of products; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the impact of distributor purchasing decisions on sales of our products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain and maintain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, in the section captioned "Risk Factors.”

IDEXX Announces First Quarter Results
April 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2007	2006
Revenue:	Revenue	$211,155	$168,164
Expenses and
Income:	Cost of revenue	102,576	82,139
	Gross profit	108,579	86,025
	Sales and marketing	35,582	26,938
	General and administrative	26,149	19,434
	Research and development	15,971	12,678
	Income from operations	30,877	26,975
	Interest income, net	28	769
	Income before provision for income taxes
	and partner's interest	30,905	27,744
	Provision for income taxes	9,878	9,584
	Partner's share of consolidated loss	-	(113)
Net Income:	Net income	$21,027	$18,273
	Earnings per share: Basic	$0.68	$0.57
	Earnings per share: Diluted	$0.65	$0.55
	Shares outstanding: Basic	31,137	31,800
	Shares outstanding: Diluted	32,542	33,418

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2007	2006
Key Operating	Gross profit	51.4%	51.2%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	29.2%	27.7%
revenue):	Research and development expense	7.6%	7.5%
	Income from operations	14.6%	16.0%

International	International revenue (in thousands)	$80,869	$58,400
Revenue:	International revenue as percentage of
	total revenue	38.3%	34.7%

IDEXX Announces First Quarter Results
April 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
			Income from				Earnings per Share
	Gross Profit		Operations		Net Income		Diluted
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2007	2006	2007	2006	2007	2006	2007	2006

GAAP measurement	$108,579	$86,025	$30,877	$26,975	$21,027	$18,273	$0.65	$0.55
Acquisition-related purchase accounting &
integration costs (1)	1,248	-	1,434	-	904	-	0.03	-
Non-GAAP comparative measurements(2)	$109,827	$86,025	$32,311	$26,975	$21,931	$18,273	$0.67	$0.55

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1)
We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets.

(2)	The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces First Quarter Results
April 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2007	2006
Revenue:	Companion Animal Group	$173,433	$139,363
	Water	14,405	12,066
	Production Animal Segment	16,811	12,953
	Other	6,506	3,782
	Total	$211,155	$168,164

Gross Profit:	Companion Animal Group	$86,330	$68,605
	Water	9,232	7,961
	Production Animal Segment	10,963	8,322
	Other	1,914	1,515
	Unallocated	140	(378)
	Total	$108,579	$86,025

Income from
Operations:	Companion Animal Group	$23,585	$22,604
	Water	5,642	4,822
	Production Animal Segment	3,965	3,237
	Other	(413)	434
	Unallocated	(1,902)	(4,122)
	Total	$30,877	$26,975

Gross Profit
(as a percentage
of revenue):	Companion Animal Group	49.8%	49.2%
	Water	64.1%	66.0%
	Production Animal Segment	65.2%	64.3%
	Other	29.4%	40.1%

Income from
Operations
(as a percentage
of revenue):	Companion Animal Group	13.6%	16.2%
	Water	39.2%	40.0%
	Production Animal Segment	23.6%	25.0%
	Other	(6.4%)	11.5%

IDEXX Announces First Quarter Results
April 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)

Three Months Ended
Net Revenue (dollars in thousands)	March 31, 2007	March 31, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

CAG	$173,433	$139,363	$34,070	24.4%	2.4%	4.6%	17.4%
Water	14,405	12,066	2,339	19.4%	3.9%	-	15.5%
Production Animal Segment	16,811	12,953	3,858	29.8%	7.4%	5.5%	16.9%
Other	6,506	3,782	2,724	72.0%	3.2%	70.8%	(2.0%)
Total	$211,155	$168,164	$42,991	25.6%	3.0%	5.8%	16.8%

Three Months Ended
Net CAG Revenue	March 31, 2007	March 31, 2006	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect

Instruments and consumables	$66,956	$55,820	$11,136	20.0%	3.0%	-	17.0%
Rapid assay products	31,237	26,004	5,233	20.1%	0.7%	3.5%	15.9%
Laboratory and consulting services	57,888	43,583	14,305	32.8%	3.4%	12.7%	16.7%
Practice information management systems and digital radiography	12,525	9,695	2,830	29.2%	0.5%	-	28.7%
Pharmaceutical products	4,827	4,261	566	13.3%	-	-	13.3%
Net CAG revenue	$173,433	$139,363	$34,070	24.4%	2.4%	4.6%	17.4%

(1)	Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended March 31, 2006 to the three months ended March 31, 2007.
(2)	Represents the percentage change in revenue attributed to incremental revenues from businesses acquired since January 2006.

IDEXX Announces First Quarter Results
April 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		March 31,	December 31,
		2007	2006
Assets:	Current Assets:
	Cash and cash equivalents	$53,937	$61,666
	Short-term investments	-	35,000
	Accounts receivable, net	104,791	81,389
	Inventories	106,373	95,996
	Other current assets	31,655	28,212
	Total current assets	296,756	302,263
	Property and equipment, at cost	205,154	191,538
	Less: accumulated depreciation	96,358	91,910
	Property and equipment, net	108,796	99,628
	Other long-term assets, net	240,942	157,669
	Total assets	$646,494	$559,560
Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$27,316	$24,374
	Accrued expenses	75,960	90,715
	Current portion of long-term debt	75,904	678
	Deferred revenue	9,235	8,976
	Total current liabilities	188,415	124,743
	Long-term debt, net of current portion	6,271	6,447
	Other long-term liabilities	39,724	18,509
	Total long-term liabilities	45,995	24,956

	Stockholders’ Equity:
	Common stock	4,688	4,662
	Additional paid-in capital	493,404	479,993
	Deferred stock units	2,072	1,852
	Retained earnings	512,875	490,614
	Treasury stock, at cost	(612,644)	(577,826)
	Accumulated other comprehensive income	11,689	10,566
	Total stockholders’ equity	412,084	409,861
	Total liabilities and stockholders’ equity	$646,494	$559,560

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		March 31,	December 31,
		2007	2006
Key
Balance Sheet	Total cash, cash equivalents and investments (in thousands)	$53,937	$96,666
Information:	Days sales outstanding	40	38
	Inventory turns	1.8	1.9

IDEXX Announces First Quarter Results
April 27, 2007

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2007	2006
Operating:	Cash Flows from Operating Activities:
	Net income	$21,027	$18,273
	Non-cash charges	6,736	3,359
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(29,150)	(24,655)
	Net cash used by operating activities	$(1,387)	$(3,023)
Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	35,000	7,954
	Purchase of property and equipment	(10,415)	(6,357)
	Purchase of land and buildings	(77)	(600)
	Acquisition of businesses and intangible assets	(80,311)	(636)
	Acquisition of equipment leased to customers	(238)	(382)
	Net cash used by investing activities	$(56,041)	$(21)
Financing:	Cash Flows from Financing Activities:
	Borrowings (payments) of notes payable, net	73,188	(551)
	Purchase of treasury stock	(34,819)	(42,695)
	Proceeds from the exercise of stock options	7,916	9,995
	Tax benefit from exercise of stock options	3,004	4,681
	Net cash provided (used) by financing activities	$49,289	$(28,570)
	Net effect of exchange rate changes	410	(198)
	Net decrease in cash and cash equivalents	(7,729)	(31,812)
	Cash and cash equivalents, beginning of period	61,666	67,151
	Cash and cash equivalents, end of period	$53,937	$35,339

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow (Unaudited)

		Three Months Ended
		March 31,	March 31,
		2007	2006
Free Cash
Flow:	Net cash used by operating activities	$(1,387)	$(3,023)
	Financing cash flows attributable to tax benefits from exercise of stock options	3,004	4,681
	Purchase of property, plant and equipment	(10,492)	(6,957)
	Acquisition of equipment leased to customers	(238)	(382)
	Free cash flow	$(9,113)	$(5,681)

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases (Unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Share repurchases during the period	404,893	541,400
Average price paid per share	$85.00	$78.86

Shares remaining under repurchase authorization as of March 31, 2007	2,309,737